Exhibit 99.1

Verb Technology Company, Inc. Prices $7.2 Million Underwritten Public Offering of Common Stock

NEWPORT BEACH, Calif. and LEHI, Utah, Jan. 24, 2023, (GLOBE NEWSWIRE) – Verb Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales-enablement applications, including shoppable livestream video, today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be $7.2 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consists of 36,051,000 shares of common stock only, with no warrants (the “Offering”) at a price of $0.20 per share. The Company intends to use the net proceeds from this offering for general corporate purposes and repayment of debt. The closing of the Offering is expected to occur on January 26, 2023, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the Offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-264038) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 14, 2022. A final prospectus supplement and accompanying prospectus describing the terms of the proposed Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s MARKET.live platform is a multi-vendor, multi-presenter, livestream social shopping destination at the forefront of the convergence of ecommerce and entertainment, where hundreds of retailers, brands, creators and influencers can monetize their base of fans and followers across social media channels. The Company’s Software-as-a-Service, or SaaS platform, based on its proprietary interactive video technology, is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. With approximately 115 employees and contractors, the Company is headquartered in Lehi, Utah, and maintains offices in Newport Beach, California.

Follow VERB here:

VERB on Facebook: https://www.facebook.com/VerbTechCo/

VERB on Twitter: https://twitter.com/VerbTech_Co

VERB on LinkedIn: https://www.linkedin.com/company/verb-tech/

VERB on YouTube: https://www.youtube.com/channel/UC0eCb_fwQlwEG3ywHDJ4_KQ

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set forth in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.125

info@verb.tech